Exhibit 99.1 FIRY Inc. Names Avenue Capital Chairman and CEO Marc Lasry to Board of Directors Lasry brings to the FIRY Board three decades of capital markets experience and understanding of the company he also backed as a startup LAS VEGAS, Sept. 15, 2026 – FIRY Inc. (NYSE: FIRY), the global holding company built to fuel business potential and formerly known as Skillz Inc., today announced the appointment of Marc Lasry to its Board of Directors as an independent director, effective Oct. 1, 2026. “Marc first backed Skillz in 2015, and he has since stayed close to the Company’s development,” said Andrew Paradise, CEO and Founder of FIRY. “He has proven himself to be adept at identifying and cultivating value as an investor across three decades of market and economic cycles. As we execute our strategy and build FIRY to drive value for shareholders, Marc will be a strong, experienced contributor to our Board of Directors.” Lasry is the Co-Founder, Chairman, and Chief Executive Officer of Avenue Capital Group, a global investment firm with approximately $9.2 billion in assets under management focused primarily on specialty lending, opportunistic credit, and other special situations investments. He co-founded Avenue in 1995 and has spent more than three decades investing across the public and private debt of companies in a range of industries. Lasry was a co-owner of the NBA's Milwaukee Bucks from 2014 to 2023, and, in 2023, he launched the Avenue Sports Fund. He holds a B.A. in history from Clark University and a J.D. from New York Law School. Lasry's relationship with the Company predates both its public listing and its current name and scope of operations. He participated as an investor in the $15 million Series B round raised by Skillz in September 2015, alongside Wildcat Capital Management and The Kraft Group. “Having backed this company as a startup, I have watched it fight through a cycle that would have broken many businesses,” said Lasry. “Importantly, I believe that the FIRY team led by Andrew has reset the Company’s cost structure, strengthened the balance sheet, and built a fast-growing AI ad-tech business alongside the competition platform they invented. I believe that the Company is well positioned to deliver on its mission of building systems that unlock new opportunities for developers, businesses, and consumers worldwide. I am honored to join the Board at this time.” Separately, the Company announced that Gary A. Vecchiarelli will transition from the Board of Directors to the role of Board Advisor, effective Oct. 1, 2026. About FIRY Inc. FIRY Inc., formerly Skillz Inc., is a global holding company built to fuel business potential. Through its growing portfolio, including Skillz, RZR, and Beamable, the Company operates at the intersection of content, identity, commerce, and performance marketing. By leveraging first-party data, enterprise-scale infrastructure, and scalable operating systems, the Company enables

Exhibit 99.1 scalable growth while maintaining a disciplined focus on capital efficiency and long-term value creation. Forward-Looking Statements This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements include all statements other than statements of historical fact, including but not limited to statements regarding Mr. Lasry's role on the board and the Company's strategy. Additional information regarding factors that could materially affect results and the accuracy of the forward-looking statements contained herein may be found in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on March 31, 2026, and in our subsequent filings with the SEC. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to republish revised forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. Contacts Media Contact: Seth Medvin, Head of Communications comms@firy.com Investor Contact: Richard Land/Devon Chase Alliance Advisors Investor Relations FIRY_IR@allianceadvisors.com